UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2006

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

204 Edison Way Reno, NV		89502
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 856-2500

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01   Regulation FD Disclosure.

On February 23, 2006, Altair Nanotechnologies Inc. (the “Company”) issued a press release, entitled “ALTAIR NANOTECHNOLOGIES ANNOUNCES SCHNUR LAWSUIT DROPPED WITH PREJUDICE.” A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

The information in Item 7.01 of this Form 8-K (including exhibit 99.1) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01   Other Events

On February 22, 2006, the Company entered in an agreement with Louis Schnur and Alan Moore settling all claims and counterclaims related to the previously reported lawsuit captioned Louis Schnur v. Al Moore, Altair Nanotechnologies and Does 1 through 100, filed by Mr. Schnur on or about July 26, 2005 in the United States District Court for the Central District of California. The agreement consists primarily of (i) mutual releases by the Company and Mr. Schnur of all existing or potential claims that either may have against the other as of the date of the agreement, and (ii) mutual releases by Mr. Schnur and Mr. Moore of all existing or potential claims that either may have against the other as of the date of the agreement. The agreement does not require the payment of any monetary damages by any party, and each party is bearing its own attorneys fees and costs.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

99.1    Press Release issued by the Company dated February 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: February 24, 2006	By:	/s/ Edward Dickinson
Edward Dickinson
Chief Financial Officer